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             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS--JULY 1, 1999

The undersigned hereby appoints WILLIAM C. BURKHARDT, WILLIAM A.V. CECIL and G. SMEDES YORK, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Public Service Company of North Carolina, Incorporated that the undersigned would be entitled to vote at the special meeting of shareholders to be held on July 1, 1999 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the approval of the merger agreement.

1. Approval of the agreement and plan of merger, dated as of February 16, 1999, as amended and restated as of May 10, 1999, by the among SCANA Corporation, Public Service Company of North Carolina, Incorporated, New Sub I, Inc. and New Sub II, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or at any adjournment thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                  (continued and to be signed on reverse side)
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THIS PROXY IS SOLICITED ON BEHALF OF THE BROAD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

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                                                            SIGNED:
                                                            SIGNED:
                                                            Please sign exactly as your name appears hereon. If
                                                            the holder is a corporation or partnership, please
                                                            sign its name and add your own name and title. When
                                                            signing as attorney, executor, administrator, trustee
                                                            or guardian, please also give your full title. If
                                                            shares are held jointly EACH holder must sign.
                                                            DATED:
                                                            / /  I PLAN TO ATTEND THE JULY 1, 1999 SPECIAL
                                                            MEETING IN GASTONIA, NC. PLEASE INDICATE THE NUMBER
                                                                 OF PERSONS ATTENDING IN THE SPACE PROVIDED.
                                                            IMPORTANT: Please mark, sign and date this proxy and
                                                                       return it promptly in the enclosed
                                                                       envelope. No postage is required if mailed
                                                                       in the United States.
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